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                                                                       Exhibit 1

                          SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT ("Agreement") is made and entered into as of the 22 day of October, 2002 (the "Effective Date"), by and between INTERNATIONAL ASSETS HOLDING CORPORATION, a Delaware corporation (the "Company"), and SCOTT J. BRANCH (the "Investor").

                                 R E C I T A L S

A. The Company, directly or through its subsidiaries, operates a financial services company, including a market making and proprietary trading brokerage firm specializing in global securities.

B. The Company is a publicly held entity, having previously offered shares of the Company's common stock pursuant to a registration statement, and continues to file reports as to the Company's business.

C. The Board of Directors of the Company (the "Board") considers it essential to the best interests of the Company that (i) additional common equity and (ii) preferred equity will be sold to the Investor subject to the terms of this Agreement.

D. The Investor is an "accredited investor" as such term is defined in Appendix 1, and is capable of evaluating the merits and risks of an investment in the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, the Company and the Investor agree as follows:

1.  Recitals.  All of the above recitals are true and correct.

2. Term. This Agreement shall commence on the Effective Date and shall terminate at 12:01 a.m. EST on the date that is the later of five (5) business days from the date of receipt by the Company of (i) the audited consolidated financial statements for the fiscal year ended September 30, 2002; or (ii) written confirmation from NASDAQ with respect to the transactions evidenced by this Agreement, but in no event later than December 15, 2002 (the "Termination Date") unless the Closing, as hereafter defined, has occurred before the Termination Date. This Agreement may be extended by the mutual written agreement of the Company and the Investor prior to the Termination Date.

3.  Purchase of Securities.

    (a) Subject to the terms and conditions of this Agreement, the Company offers to the Investor and the Investor hereby subscribes to purchase (i) 151,717 shares of common stock, $.01 par value per share of the Company (such shares of common stock are referred to herein as the "Common Securities"), and
(ii) 583,577 shares of preferred stock, $.01 par value per share of the Company (such shares of preferred stock are referred to herein as the "Preferred Securities") (the Common Securities and the Preferred Securities are collectively referred to as the "Securities"), each at a fixed price per share


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equal to $1.70 (the "Per Share Purchase Price"). The aggregate purchase price for the purchased Securities shall be equal to the product of the Per Share Purchase Price and the aggregate number of Common Securities and Preferred Securities purchased by the Investor (the "Aggregate Purchase Price").

     (b) The Preferred Securities will have the preferences, privileges, restrictions and rights specified in Exhibit "A" to this Agreement. The Board will promptly approve the terms of the Preferred Securities by adopting an amendment to the Company's Certificate of Incorporation in the form of Exhibit "A".

4. Earnest Money. The Investor will pay the Company a deposit in the amount of $80,000 within three (3) days of the execution of this Agreement (the "Deposit"). At the Closing, the Company will apply the Deposit to the Aggregate Purchase Price as provided in Section 5. If the Agreement is terminated before the Closing, as hereafter defined, pursuant to Subsection 7(a)(i), (ii) or (iii) or Section 10 hereof, the Company will return the Deposit to the Investor. If the Agreement is terminated before the Closing pursuant to Subsection 7(a)(iv) hereof or if the Investor is unable to make full payment to the Company for the purchased shares at Closing, the Investor will forfeit the Deposit.

5. Closing and Payment. The closing of the acquisition provided for in Section 3 of this Agreement (the "Closing") shall occur on a mutually agreeable date prior to the Termination Date at the offices of Holland & Knight LLP in Orlando, Florida or at such other time and place as the parties may agree. At the
Closing: (i) the Investor will pay the Aggregate Purchase Price less the Deposit by either endorsing a certified or cashier's check made payable to the Company or wiring immediately available funds to the Company's bank account (which account number has been previously provided to the Investor), and (ii) the Company will reimburse the Investor, together with the other Approved Investors, up to the aggregate sum of $20,000 for amounts paid by the Approved Investors to any intermediaries or brokers and for the legal and out-of-pocket expenses incurred by the Approved Investors, provided that the Approved Investors shall not be entitled to such reimbursement if the Closing does not occur for any reason.

6.   Conditions Precedent.

(a) The respective obligations of the Company and the Investor to effect the Closing are subject to the satisfaction or waiver by the Company and the Investor, prior to the Closing of each of the following conditions:

     (i) There being no provision of applicable Law or any Court Order that prohibits or otherwise makes illegal the consummation of the Closing.

     (ii) All regulatory approvals required to consummate the transaction contemplated hereby (other than the shareholder approval required for the conversion of Preferred Securities) shall have been obtained and shall remain in full force and effect.

     (iii) No investigation, action, suit or proceeding by a Governmental Authority shall be pending on the date of Closing, which challenges, or might reasonably be expected to result in a challenge to this Agreement, or which might reasonably be

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         expected to give rise to a claim for damages in a material amount as a result of the consummation of the transaction contemplated by this Agreement.

         (iv) The Company shall have consummated simultaneously with the Closing, the transactions contemplated by Share Subscription Agreements of even date herewith entered into by and between the Company and each of Sean M. O'Connor and John Radziwill, or any assignee of each which has been approved in writing by the Company (such persons, together with the Investor, the "Approved Investors").

         (v) The Company shall have received the written confirmation from NASDAQ that the transactions evidenced by this Agreement do not require prior stockholder approval.

(b) The obligation of the Investor to effect the Closing is subject to the satisfaction or waiver by the Investor of the following additional conditions:

                  (i) The Company shall have performed in all material respects all of its material obligations under this Agreement required to be performed by it at or before the Closing.

                  (ii) Any representation or warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing, as if made at and as of such time.

                  (iii) The Company and the Investor shall have entered into an Employment Agreement in the form attached hereto as Exhibit "B" (the "Employment Agreement").

                  (iv) The Company and the Investor shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement").

                  (v) The Board shall have duly adopted resolutions: (1) approving the terms of (i) this Agreement, (ii) the terms of the Preferred Securities, (iii) the Employment Agreement, and (iv) the Registration Rights Agreement; (2) authorizing an employee share incentive program to allow for options to be issued as provided in the Employment Agreement (the "Option Plan") to be proposed to the stockholders of the Company for approval at the next convened annual general meeting of stockholders currently scheduled to occur on or before February 14, 2003 (the "Annual Meeting"); and (3) approving an amendment to (i) the bylaws of the Company to require a supermajority vote of the greater of (A) at least five directors or (B) at least seventy-five percent (75%) of the directors to remove or change the Chairman of the Board, and (ii) the Certificate of Incorporation of the Company to also require a vote of at least seventy-five percent (75%) of the shares of common stock to remove or change the Chairman of the Board to be proposed to the stockholders of the Company at the Annual Meeting. Copies of these Board resolutions certified by the Secretary of the Company shall be made available to the Investor no later than 14 business days after execution of this Agreement.

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                  (vi)   The Company will have received a release from UBS
Warburg waiving any claim to compensation arising from this Agreement or the share purchase evidenced hereby.

                  (vii) The Company will have secured letters of resignation from all current directors not shown on Appendix 2 and shall appoint all new directors shown on Appendix 2 effective as of the Closing.

                  (viii) The Company shall have entered into Employment Agreements with Diego Veitia, Edward Cofrancesco, Charles Lyons, Brian Garrow, Will Dennis, Jr., Doug Ross, Chris Myers and Michael Flannigan. Neither Diego Veitia nor Edward Cofrancesco shall have terminated their Employment Agreement with the Company.

(c) The Obligation of the Company to effect the Closing is subject to satisfaction or waiver by the Company of the following conditions:

                  (i) The Investor shall have performed in all material respects all of its material obligations under this Agreement required to be performed by it at or before the Closing.

                  (ii) Any representation or warranties of the Investor contained in this Agreement shall be true and correct in all material respects as of the Closing, as if made at and as of such time.

7.  Termination.

         (a)  This Agreement may be terminated at any time before the Closing:

                  (i) by the mutual agreement of the Investor and the Company;

                  (ii) By either the Company or the Investor, if the Closing has not occurred by December 15, 2002, provided that the right to terminate this Agreement under this clause will not be available to any party whose failure to fulfill any of its obligations under this Agreement resulted in the failure to consummate the Closing by such date;

                  (iii) By the Investor, if there has been a material breach of any representation, warranty or covenant in this Agreement by the Company; or

                  (iv) By the Company, if there has been a material breach of any representation, warranty or covenant in this Agreement by the Investor.

         (b) The party terminating this Agreement pursuant to this Section will give written notice of termination to the other party.

8. Stockholder Approval. At the Annual Meeting, the Company shall seek the approval of the stockholders of the Company: (i) to allow conversion of the Preferred Securities to Common Securities; (ii) to adopt the Option Plan; (iii) to elect the persons listed on Appendix 2 to the Board; and (iv) to amend the Certificate of Incorporation of the Company to require a seventy-five percent (75%) vote of the stockholders to remove or change the Chairman of the Board. Upon the approval of the stockholders at the

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Annual Meeting, the Preferred Securities will automatically be converted into the Common Securities pursuant to the conversion provisions included in Exhibit "A" hereto (the "Conversion").

9.    Redemption and Repurchase Rights.

      (a) In the event the stockholders do not approve the resolutions permitting conversion of the Preferred Securities into common stock and the amendment to the Company's Certificate of Incorporation to require a seventy-five percent (75%) vote of the stockholders to remove or change the Chairman of the Board at the Annual Meeting: (i) the Investor will, at a redemption price equal to the Aggregate Purchase Price, have the option to cause the Company to repurchase the Common Securities and the Preferred Securities for a period beginning fifteen (15) days after the Annual Meeting and extending to the date that is six months from the Closing (the "Redemption Right"), and (ii) the Company will have the right to repurchase the Common Securities and the Preferred Securities from the Investor for a period beginning fifteen (15) days after the Annual Meeting and extending to the date that is six months from the Closing at a price equal to the Aggregate Purchase Price (the "Repurchase Right").

      (b) In the event that prior to the Conversion: (i) the Investor's employment is terminated by the Company (other than for Cause, as such term is defined in the Employment Agreement); or (ii) the Investor is removed as a director of the Company; or (iii) Sean O'Connor's employment is terminated by the Company (other than for Cause, as defined in the Employment Agreement of even date herewith between the Company and Sean O'Connor); or (iv) either Sean O'Connor or the nominee of John Radziwill is removed from the Board, then the Company, at the Investor's option, shall repurchase the Common Securities and the Preferred Securities from the Investor at a price equal to the Aggregate Purchase Price within fifteen (15) days of such termination of employment or removal of director. In the event that prior to the Conversion, the Investor's employment is terminated by the Company for Cause, as such term is defined in the Employment Agreement, the Company shall have the option to repurchase the Common Securities and the Preferred Securities from the Investor at a price equal to the Aggregate Purchase Price within fifteen (15) days of such termination of employment.

      (c) In the event the Annual Meeting is not held on or before March 15, 2003, the Investor will, at a redemption price equal to the Aggregate Purchase Price, have the option to cause the Company to repurchase the Common Securities and the Preferred Securities from the Investor at a price equal to the Aggregate Purchase Price on or before March 30, 2003.

10. Adjusted Stockholders Equity Per Share. Notwithstanding anything to the contrary in this Agreement, either party shall have the option to terminate this Agreement prior to Closing in the event that stockholders' equity per share as determined and adjusted pursuant to this Section (the "Adjusted Stockholders Equity Per Share") is greater than $1.75 or less than $1.45. Stockholder equity per share shall be determined as of September 30, 2002 by the independent public accountants then regularly servicing the Company, in accordance with generally accepted accounting principles consistently applied, based on the audited consolidated financial statements of the Company, which determination shall be binding on the parties hereto. Subject to compliance with auditor independence and corporate governance considerations as effective or proposed by the

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     SEC or NASDAQ, the Investor shall have the right to consult with the independent public accountants determining the Stockholder equity per share prior to such determination and to approve any new accounting firm if the Company's accounting firm as of the date of this Agreement resigns or is otherwise replaced. Stockholders equity per share as so determined by the Company's accounting firm shall then be adjusted as follows to determine the Adjusted Stockholders Equity Per Share:

          a. Stockholders equity per share shall include the value of the Company's technology assets (which shall be deemed to be $300,000 in aggregate at September 30, 2002) and the Company's deferred tax assets (which shall be deemed to be $540,766 at September 30, 2002), irrespective of the auditor's treatment thereof;

          b. All costs related to the transaction contemplated by this Agreement shall not be expensed but rather shall be debited directly against the capital investment made by the Approved Investors. Such expenses shall include legal and tax advisory fees, amounts paid to any intermediaries or brokers and the legal and out of pocket expenses incurred by the Investor (in aggregate with all other Approved Investors, not to exceed $20,000). The aggregate of all such expenses for entire aggregate investment by the Approved Investors is not to exceed $200,000. Any excess beyond $200,000 to be deducted against stockholder's equity per share; and

          c. The resulting Stockholders equity per share shall then be reduced by 7.5%.

     11. Representations by the Investor. In connection with the purchase of the Securities, the Investor acknowledges, warrants and represents to the Company as follows:

          a. The Investor is acquiring the Securities for investment for his own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

          b. The Investor has knowledge and experience in financial and business matters and has consulted with its own professional representatives as it has considered appropriate to assist in evaluating the merits and risks of this investment. The Investor has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with the evaluation of this investment, has, to the best of his knowledge, received all information and data with respect to the Company that the Investor has requested. The Investor has carefully reviewed all of the Company's filings with the Securities and Exchange Commission. The Investor is acquiring the Securities based solely upon its independent examination and judgment as to the prospects of the Company.

          c. The Securities were not offered to the Investor by means of publicly disseminated advertisements or sales literature.

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          d. The Investor is acquiring the Securities without being furnished any offering materials or prospectus.

          e. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk, including a risk of loss of the entire investment in the Company, and the Investor may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. The Investor acknowledges that the Securities are being sold to the Investor without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). The transferability of the Securities is therefor restricted by applicable United States Federal and state securities laws.

          f. The Investor acknowledges that each certificate representing Securities shall be subject to a legend substantially in the following form:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this entity, is available."

     12. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor and its counsel, and attached as Exhibit D hereto, specifically identifying the relevant section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          a. Corporate Existence. The Company and each of its subsidiaries are entities duly formed under the laws of their respective places of formation, are each in good standing and have a legal existence, with full power and authority to own, operate or lease their respective properties and conduct their respective businesses in the manner and in the places where such properties are owned or leased or such businesses are conducted.

          b. Authorization of Transaction. Subject to the receipt of necessary third party approvals or confirmations listed on Appendix 3 hereto (the "Required Approvals"), the Company has the full power and authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered pursuant to this Agreement (the "Ancillary Agreements"); to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, will have been taken by the Company prior to the Closing to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. Each of this Agreement and the Ancillary Agreements has been, or will be at the Closing, duly executed and delivered by the Company, and each of this Agreement and the

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          Ancillary Agreements is, or upon the Closing will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies.

          c. Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 8,000,000 shares of common stock, par value $.01 per share of which 2,375,575 shares are validly issued and outstanding, fully paid and nonassessable on the date hereof, and 5,000,000 shares of preferred stock, par value $.01 per share, none of which are issued or outstanding. In addition, on the date hereof, 527,224 shares of common stock are subject to issuance pursuant to presently existing options and warrants. There are no other outstanding options, warrants, rights, convertible securities or exchange offers providing for the issuance of common stock or any other capital stock of the Company.

          d. Securities Duly Issued. Upon the issuance of the Securities at the Closing, the Securities will be duly and validly issued, fully paid and nonassessable, and will not be subject to any restrictions on transfer other than those arising under applicable federal and state securities laws.

          e. Present Compliance with Obligations and Laws. Neither the Company nor any of its subsidiaries are: (i) in violation of their respective Organizational Documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (iii) in default of or in breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any Court Order or Governmental Authorization that is held by the Company or its subsidiaries or is applicable to any of the Company or its subsidiaries or their respective businesses or assets. Except as set forth on Section 12(e) of the Schedule of Exceptions, the Company and its subsidiaries have conducted and are now conducting their businesses and the ownership and operation of their assets in compliance with all applicable Laws, except where the failure to be in such compliance would not have a Material Adverse Effect.

          f. No Conflict of Transaction With Obligations and Laws. Except as set forth on Schedule 12(f) of the Schedule of Exceptions, neither the execution, delivery and performance of this Agreement or any Ancillary Agreement, nor the performance of the transactions contemplated hereby or thereby, will: (a) conflict with or constitute a breach or violation of any provision of the Organizational Documents of the Company or any of its subsidiaries; (b) require any Governmental Authorization, (c) require any consent of any parties to loans, contracts, leases, licenses and other agreements to which the Company is a party; (d) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company or any of its subsidiaries is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right; (e) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or

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          obligation to which the Company or any of its subsidiaries is a party or by which it or its assets are bound; (f) result in the creation of any encumbrance upon any capital stock or any of the assets of the Company or its subsidiaries; (g) conflict with or result in a violation of any Court Order or Law, or give to any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law, to which the Company or any of its subsidiaries is subject or by which the properties or assets of the Company or any of its subsidiaries are bound, or (h) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization.

          g. SEC Reports. The consolidated financial statements of the Company and the related notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 present fairly the financial position of the Company as of the dates indicated therein and the results of its operations and cash flows for the periods therein specified. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified and are true, correct and complete in all respects.

          h. Contracts and Commitments. Set forth on Section 12(h) of the Schedule of Exceptions is a list of all (i) contracts, mortgages, indentures, agreements, instruments and transactions to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound which involve obligations of, or payments to, such company in excess of $100,000 in the aggregate; (ii) agreements between the Company or any of its subsidiaries and the Investor; (iii) agreements between the Company or any of its subsidiaries and any officer, director, consultant, stockholder, employee, affiliate or predecessor company; and (iv) contracts, agreements, arrangements or understandings which are material to the business of the Company or any of its subsidiaries (collectively referred to as the "Material Contracts"). Copies of all Material Contracts listed in Section 12(h) of the Schedule of Exceptions have previously been made available to the Investor. All of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of the creditors' rights and rules or laws concerning equitable remedies. Neither the Company nor any of its subsidiaries are in material default under any such contract. Except as set forth in Section 12(h) of the Schedule of Exceptions, with respect to each Material Contract, (a) the Company or its subsidiaries, as the case may be, has performed in all material respects all obligations required to be performed to date under such Material Contract; (b) to the best knowledge of the Company, no party to such Material Contract is in default, breach or arrears under the terms of such Material Contract; and (c) to the best knowledge of the Company, no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a material default under such Material Contract.

          i. Litigation. Except as set forth in Section 12(i) of the Schedule of Exceptions, there is no action, suit, claim, proceeding, investigation or arbitration proceeding

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          pending (or to the best knowledge of the Company, threatened in writing) against or otherwise involving the Company or any of its subsidiaries and there are no outstanding Court Orders to which the Company or any of its subsidiaries is a party or by which any of their respective assets are bound.

          j. ERISA and Employee Benefits. Except as set forth on Section 12(j) of the Schedule of Exceptions, neither the Company nor any of its subsidiaries has contributed to or participated in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), other than medical benefit plans listed in Section 12(j) of the Schedule of Exceptions with respect to which the Company or its subsidiary, as the case may be, has made all required contributions. The Company and its subsidiary are in compliance with all laws and regulations applicable to such plans under ERISA, the violation of which, singly or in the aggregate, could have a Material Adverse Effect.

          k. Government Authorizations. The Company and each of its subsidiaries holds all Government Authorizations which are required to own their respective properties and assets and to permit the Company and its subsidiaries to conduct their respective businesses as presently conducted, except where the failure to hold such Governmental Authorization would not have a Material Adverse Effect. Set forth in
          Section 12(k) of the Schedule of Exceptions is a listing of all such Government Authorizations held by the Company and its subsidiaries. No consent, approval or authorization of (or designation, declaration of filing with) any Governmental Authority by the Company or any of its subsidiaries is required in connection with the valid execution and delivery of this Agreement, the Ancillary Agreements, or the offer or sale of the Common Securities or the Preferred Securities, or the consummation of any other transaction contemplated hereby or under the Ancillary Agreements, except for Required Approvals shown on Appendix 3.

          l. Related-Party Transactions. To the knowledge of the Company, except as disclosed in SEC Filings made by the Company or listed on Section 12(1) of the Schedule to Exceptions, no employee, officer, director or stockholder of the Company or any of its subsidiaries or member of his or her immediate family is directly or indirectly interested in any material contract with the Company or any of its subsidiaries.

     13. Affirmative Covenants of the Company. The Company hereby covenants with the Investor that between the date of this Agreement and the Closing, except as the Investor shall otherwise consent, the Company will do the following:

          a. Conduct its business only in the ordinary course of business consistent with past practice and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          b. Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

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     c.   Maintain its equipment and other assets in good working condition and repair according to the standards that it maintained to the date of this Agreement, subject only to ordinary wear and tear;

     d. Refrain from making any change or incurring any obligation to make a change in its Organizational Documents or its authorized or issued capital stock;

     e. Refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of its capital stock;

     f. Refrain from merging, consolidating or reorganizing with, or acquiring, any entity;

     g. Use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

     h. Maintain true, correct and complete books of accounts and records relating to its business;

     i. Comply in all respects with all Laws applicable to the conduct of its business or its properties or assets;

     j. Promptly upon its knowledge thereof, advise the Investor in writing of the termination or resignation of any key employee and the circumstances therefore;

     k. Pay all taxes, assessments, governmental charges or levies imposed upon it or its income, profits or assets, or otherwise required to be paid by it, nor fail to pay when due any liability or charge that if, unpaid, might become an Encumbrance upon any such Company's assets; and

     l.   Promptly upon its knowledge thereof, advise the Investor in writing of
     (i) any event, condition or circumstance occurring from the date hereof until the Closing that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (ii) any event, occurrence, transaction or other item that would have been or required to have been disclosed on any Schedule, delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, and use its commercially reasonable efforts to prevent or promptly remedy the same.

     m. The Company will not, directly or indirectly, through any officer, director, affiliate, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity relating to the acquisition or merger of the Company or any of its securities or assets or participate in any discussions or negotiations regarding, furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any other person or entity to do or seek, any of the foregoing.

14. Consummation of Agreement. The Company and the Investor shall each use their best efforts to perform and fulfill all conditions and obligations on their respective parts to be performed and fulfilled under this Agreement, to the end that the transaction contemplated by this Agreement shall be fully carried out. To this end, each of the Company and the Investor will use best efforts to obtain all Required Approvals.

15. Survival of Representations and Warranties. All of the representations and warranties of the Company and the Investor contained in Sections 12 and 11, respectively, of this Agreement shall survive from the date of this Agreement until the Conversion.

16. Restrictions on Sale. In consideration of the acceptance of this subscription, the Investor agrees that the Securities will not be offered for sale, sold or transferred by the Investor other than pursuant to (i) an effective registration under the Securities Act, an exemption available under the Securities Act or a transaction that is otherwise in compliance with the Securities Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

17. No Review. The Investor understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

18. Confidentiality. The Investor agrees not to disclose or use any information provided to the Investor by the Company or any of its agents in connection with the offering of the Securities, except for the purpose of evaluating an investment in the Securities.

19.  Indemnification.

     a. Indemnification by Investor. The Investor agrees to indemnify and hold harmless the Company and its officers, directors, partners, employees, agents, and affiliates against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to the Company to the Investor in connection with this transaction.

     b. Indemnification by Company. The Company agrees to indemnify and hold harmless the Investor against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the

     Company to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company to the Investor in connection with this transaction.

20. Definitions. In addition to the terms defined throughout this Agreement, the following terms shall have the indicated respective meanings:

     "Court Order" shall mean a court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

     "Encumbrance" shall mean any lien, option (including right of first refusal or first offer), encumbrance, charge, restriction, mortgage, pledge, security interest, title exception, restriction, claim or charge of any kind or character.

     "Force Majeure" shall mean failure of any party to perform its obligations under this Agreement due to fire, flood, strikes or other industrial disturbances, accidents, war, acts of terrorism, riot, insurrection or other causes beyond the reasonable control of the such party.

     "Governmental Authority" shall mean any governmental body, whether national, state, regional, local, or any subdivision or agency of any of the foregoing.

     "Governmental Authorization" shall mean any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval from a Governmental Authority.

     "Law" shall include any statute, law, ordinance, rule or regulation of a Governmental Authority.

     "Material Adverse Effect" shall mean an event which causes a material adverse change in the condition, financial or otherwise, business operations, properties, assets or liabilities of the Company except any material adverse change resulting from a Force Majeure.

     "NASDAQ" shall mean The Nasdaq Stock Market.

     "Organizational Documents" shall mean the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on the date of this Agreement, as the same may be amended from time to time.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933.

21. Publicity and Disclosures. Except as may be otherwise required for compliance with applicable stock exchange rules or securities laws, neither the Investor nor the Company shall issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the other.

22. Irrevocability; Binding Effect. The Investor hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Investor, that, except as required by law, the Investor is not entitled to cancel, terminate, or revoke this Agreement or any agreements of the Investor hereunder, and that this Agreement and such other agreements shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and permitted assigns.

23. Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

24. Notices. Any notice or other communication required or permitted to be given hereunder shall by in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set on the signature page hereof, or (b) if to the Investor, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 25). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

25. Assignability. This Agreement and the rights and obligations hereunder are not transferable or assignable by any party without the prior written consent of the other party.

26. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida as applied to residents of that state executing contracts wholly to be performed in that state.

27. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Orlando, Florida in accordance with the rules of American Arbitration Association then in effect.

28. NOTICE TO FLORIDA RESIDENTS. PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, A FLORIDA SUBSCRIBER HAS A RIGHT TO RESCIND THE SUBSCRIPTION BY GIVING NOTICE OF SUCH RESCISSION BY TELEPHONE, TELEGRAPH OR LETTER, WITHIN THREE DAYS AFTER THE CONSIDERATION HEREUNDER IS FIRST TENDERED TO THE COMPANY. IF THE NOTICE IS TENDERED ORALLY, A WRITTEN CONFIRMATION THAT IT HAS BEEN RECEIVED SHOULD BE REQUESTED. IT IS PRUDENT TO SEND NOTICE OF RESCISSION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT WAS RECEIVED. IF NOTICE IS NOT RECEIVED BY SUCH TIME, THE FOREGOING RIGHT OF RESCISSION SHALL BE NULL AND VOID.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their authorized official, this Agreement, effective as of the date first above written.

                                           INTERNATIONAL ASSETS HOLDING
                                           CORPORATION


                                           By: /S/ Diego J. Veitia
                                               ---------------------------------
                                           Printed Name: Diego J. Veitia
                                                         -----------------------
                                           Title: Chairman of the Board
                                                  ------------------------------
                                           Address:_____________________________
                                           _____________________________________



                                           INVESTOR:



                                           /s/ Scott J. Branch
                                           -------------------------------------
                                           SCOTT J. BRANCH

                        APPENDIX 1 - ACCREDITED INVESTOR

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 (the "Act") includes the following:

Organizations

     (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     (3) A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his/her purchaser representative, has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the proposed investment.

     (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

     (5) Any entity in which all of the equity owners are "accredited investors".

Individuals

     (6) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

          (i)  $200,000 individual income; or
          (ii) $300,000 joint income with spouse.

NOTE: Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

     (7) Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

     (8)  Directors, executive officers or general partners of the Issuer.

                          APPENDIX 2 - DIRECTORS SLATE

     Diego Veitia                             Scott Branch
     Edward Cofrancesco                       Sean O'Connor
     Dr. Robert A. Miller                     [nominee of John Radziwill]

                       APPENDIX 3 - THIRD PARTY APPROVALS


Written confirmation from NASDAQ.

                                   EXHIBIT "A"

                            TERMS OF PREFERRED STOCK

EXHIBIT A

                    INTERNATIONAL ASSETS HOLDING CORPORATION

                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

               The undersigned, Diego J. Veitia, certifies that he is the Chairman of the Board of INTERNATIONAL ASSETS HOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and hereby further certifies as follows:

               A. Under the Certificate of Incorporation of the Company, the Company is authorized to issue 5,000,000 shares, of preferred stock, par value $.01 per share (the "Preferred Stock").

               B. Pursuant to the provisions of the Certificate of Incorporation of the Company, the Board of Directors has adopted the following resolution creating a series of Preferred Stock designated as "Series A Preferred Stock":

                    RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $.01 per share, of the corporation be and hereby are created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

               1.   DIVIDEND RIGHTS.

                    (a) Participating Dividends. Holders of Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, any dividends payable to the holders of the Common Stock on the basis that the Series A Preferred have been converted into Common Stock as of the record date of such dividend pursuant to the provisions of Section 4.

               2.   VOTING RIGHTS.

                    (a) No General Rights. Except as otherwise provided herein or as required by law, the Series A Preferred shall not be entitled to any voting rights.

                    (b) Separate Vote of Series A Preferred. For so long as any share of Series A Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of more than fifty percent (50%) of the then outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

                         (i) Any amendment, alteration, waiver or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation); or

                         (ii) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Series A Preferred; or

                         (iii) Any issuance of any stock or any other securities convertible into equity securities of the Company, other than the issuance of common stock, par value $.01 per share (the "Common Stock"), upon the conversion of the Series A Preferred or the issuance of Common Stock upon the conversion of any convertible security outstanding as of October __, 2002; or

                         (iv) Any redemption or repurchase of shares of any stock or other equity security of the Company; or

                         (v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3(c)); or

                         (vi) Any action that results in the payment or declaration of a dividend on any shares of Common Stock or Preferred Stock.

               3.   LIQUIDATION RIGHTS.

                    (a) Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other class of stock (a "Junior Stock"), the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series A Preferred equal to the price paid for each share of Series A Preferred (the "Original Issue Price") (as adjusted for any stock dividends, combinations, splits, recapitalization and the like with respect to such shares) for each share of Series A Preferred held by them (the "Liquidation Preference").

                    (b) Deemed Liquidations. The following events shall be considered a liquidation under this Section 3:

                         (i) Any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

                         (ii) A sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer"); or

                    (c) Pro Rata Distribution. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred of the Liquidation Preference set forth in Section 3(a), then such assets shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               4.   CONVERSION.

          The Series A Preferred shall be converted into shares of Common Stock on the following terms:

                    (a) Automatic Conversion. Subject to and in compliance with the provisions of this Section 4, upon the approval by the shareholders of the Company of the conversion provided for in this Section 4, the shares of Series A Preferred will be automatically converted into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A Preferred being converted.

                    (b) Series A Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Liquidation Preference of the Series A Preferred by the "Series A Preferred Conversion Price," calculated as provided in Section 4(c).

                    (c) Series A Preferred Conversion Price. The conversion price for the Series A Preferred (the "Series A Preferred Conversion Price") shall initially be the Original Issue Price of the Series A Preferred. Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

                    (d) Mechanics of Conversion. Upon the conversion of the Series A Preferred pursuant to this Section 4, the holder of the Series A Preferred shall surrender the certificate or certificates therefor, duly endorsed, at the office of the

     Company or any transfer agent for the Series A Preferred. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date on which the Series A Preferred are converted pursuant to Section 4(a), and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of the close of business on such date.

                    (e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date that the first share of Series A Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                    (f) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                    (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(b) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                    (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(b) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this
     Section 4 with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this
     Section 4 (including adjustment of the Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                    (i) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(b)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(b)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                    (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A

     Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                    (k) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                    (l) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

                    (m) No Dilution or Impairment. Without the consent of the holders of then outstanding Series A Preferred as required under Section 2(b), the Company shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against dilution or other impairment.

          5.   NO REISSUANCE OF SERIES A PREFERRED.

          No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

C. This Certificate of Designation has been duly adopted in accordance with the provisions of Sections 151 of the General Corporation Law of the State of Delaware by the Board of Directors of the Company.

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

     IN WITNESS WHEREOF, International Assets Holding Corporation has caused this Certificate of Designation be signed by its Chairman of the Board, on this 22 day of October, 2002.

 INTERNATIONAL ASSETS HOLDING CORPORATION

                                               By: /s/ Diego J. Veitia,
                                               ------------------------
                                               Diego J. Veitia
                                               ---------------
                                               Chairman of the Board

                                      vii